CERTIFICATE OF AMENDMENT TO CERTIFICATE OF
           INCORPORATION OF PRIMESOURCE COMMUNICATIONS HOLDINGS, INC.

      (Pursuant to Section 242 of the General Corporation Law of Delaware)

         PrimeSource Communications Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Corporation"), does hereby certify:

         The Certificate of Incorporation of PrimeSource Communications Holdings, Inc. is hereby amended by deleting the first paragraph of Article I - Name - and substituting the following paragraph in lieu of the first paragraph only in that section:

                                    ARTICLE I
                                      NAME

         The name of this Corporation is PRIMEHOLDINGS.COM, INC.

         IN WITNESS WHEREOF, PrimeSource Communications Holdings, Inc. has caused this Certificate to be signed by its President and attested by its Secretary 14th day of July 1999.

                                    PRIMESOURCE COMMUNICATIONS HOLDINGS, INC.

                                            By:  /s/  Thomas E. Aliprandi
                                                 ------------------------
                                                 Thomas E. Aliprandi, President

                                            Attest:

                                            /s/  David E. Shepardson
                                            -----------------------------------
                                            David E. Shepardson III, Secretary